                                                  LEASE SCHEDULE



1.   Date of Lease: July 30, 1999.

2.   Landlord: Deerfield & Weiland Office Building, L.L.C., an Illinois limited liability company

3.   Tenant: ADS Alliance Data Systems, Inc.

4.   Guarantor: Alliance Data Systems Corporation

5.   Property Address: 975 Weiland Road, Buffalo Grove, Illinois.

6.   Premises: second floor, described on Appendix "A" attached hereto.

7.   Purpose: General offices, provided same is in compliance with all zoning and land use regulations and covenants and restrictions of record.

8.   Lease Term: Ten (10) years and four (4) months, beginning November 1, 1999
                 ("Commencement Date") and ending February 29, 2010. Renewal
                 Options: 2 - 5 year options to renew.

9. Area of Premises: in rentable square feet ("r.s.f."): Approximately 24,136; in useable square feet: Approximately 22,165

10.  Jurisdiction in which the
     Property is located: Village of Buffalo Grove, County of Lake,
                          State of Illinois.

11.  Tenant's Share: 49.9%

12.  Annual Base Rent in U.S. Dollars:   Years 1 - 5           $ 424,793.60
                                         Years 6 - 10          $ 485,616.32

13.  Monthly Base Rent in U.S. Dollars:  Years 1 - 5           $ 35,399.47
                                         Years 6 - 10          $ 40,468.03

14. Rent Commencement Date: March 1, 2000, provided however said date shall be extended on a daily basis to the extent that the date by which Landlord substantially completes the Work as hereinafter defined, is delayed beyond November 1, 1999 as a result of the acts or omissions of Landlord, its agents, employees, and contractors, or delay in the issuance of permits by the Village of Buffalo Grove except as a result of the acts or omissions of Tenant or Tenant's consultants.

15.  Addresses for Purpose of Notice:

     Landlord: Lawrence M. Freedman, Ash, Anos, Freedman & Logan, L.L.C., 77
               West Washington Street, Suite 1211, Chicago, IL 60602, Fax No:
               (312) 346-7847.

     Tenant:   17655 Waterview Parkway, Dallas, TX 75252, Attention: Jim
               Anderson.

               With a copy to: Gregg Eakins, 17655 Waterview Parkway, Dallas, TX
                               75252.

16.  Brokers: Podolsky Northstar Realty Partners, L.L.C., and Peterson Realty
              Group.

                                      LEASE


     THIS LEASE MADE and entered into as of the date set forth on the Lease Schedule as Date of Lease, which Lease Schedule is appended to this Lease and is specifically incorporated by reference herein, by and between the Landlord and Tenant as set forth in the Lease Schedule.

                                   WITNESSETH:

                                     DEMISE


     A. Landlord does hereby lease to Tenant and Tenant hereby lets from Landlord, the Premises set forth in the Lease Schedule, which are situated in that certain building (the "Building") located as denoted as the Property Address in the Lease Schedule. The Building and the real estate on which it is located are hereinafter referred to as the "Property". Tenant acknowledges that the sole purpose of the attached Appendix A" is to identify the location of the Premises in the Building. Landlord makes no representations or warranties in said Appendix "A" as to the useable or rentable square footage of the Premises.

     B. Such letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant and Landlord covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by them to be kept and performed and that this Lease is made upon the condition of such performance.

                                       1.

                                     PURPOSE

     The Premises are to be used for the Purpose set forth in the Lease Schedule and for no other purpose without the prior written consent of the Landlord.

                                       2.

                                      TERM

     The Lease Term shall be as set forth in the Lease Schedule except as otherwise expressly provided in this Lease.

                                       3.

                                   POSSESSION


     A. If Landlord, for any reason whatsoever, cannot deliver possession of the

Premises to the Tenant on the intended date of the commencement of the Term, this Lease shall not be void or voidable, nor shall the Landlord be liable to Tenant for any loss or damage resulting therefrom. Under such circumstances, the rent provided for herein shall not commence until possession of the Premises is made available to Tenant and no such failure to give possession on the date of commencement of the Term shall affect the validity of this Lease or the obligations of the Tenant hereunder, and the Term shall be extended accordingly.

     B. Subject to the provisions of Appendix "C" hereto, Landlord, at its sole cost and expense, shall provide and furnish, free and clear of any and all liens and claims of laborers, artisans, materialmen, suppliers and subcontractors, the following (collectively, the "Work"): all labor, materials, supplies, apparatus, equipment, fixtures, tools and implements required to fully construct, perform and completely finish in a good and workmanlike manner, in accordance with all applicable laws, ordinances, rules and regulations (including, without limitation, all zoning, building, flood plain and control and health, safety and environmental protection laws, rules and regulations), and in accordance with the approved TI Budget (as defined below), which TI Budget shall provide for a maximum ten (10%) percent construction fee, (inclusive of profit, g&a and general conditions): (a) Base Building substantial completion of shell and core, and all common areas of the Building sufficient to permit Tenant's access to and use of the Premises for the purpose of installation by Tenant of its furniture, and partitions, as well as telephones and data systems; and (b) the construction of the Premises in accordance with the TI Plans and Specifications (as hereinafter defined in Appendix "C"). Subject to Section 27 hereof, Landlord shall substantially complete the Work ("Substantial Completion") on or prior to November 1, 1999, and if for any reason other than the default or delay of Tenant hereunder or delay resulting from the following improvements which may require longer delivery times than normal: specialty or decorative light fixtures; VAV and fan powered boxes; Herculite doors; custom receptionist desk, or any approved Change Order which causes delay beyond November 1, 1999 (and to the extent any such Change Order is approved, such November 1, 1999 date shall be extended for the period of time reflected in the Change Order to complete same), Substantial Completion shall not occur on November 1, 1999 (or such later date as set forth in such Change Order), then Tenant shall be entitled to one day's rent abatement for each day after November 1, 1999 until Substantial Completion shall have occurred, and in all events if Substantial Completion shall not have occurred on or prior to February 1, 2000, (the "Election Date"), Tenant, at its election by written notice to Landlord (the "Election Notice") shall have the right to either: (x) terminate the Lease effective as of the date of such Election Notice, in which event Tenant shall receive an immediate refund of all amounts theretofore paid by Tenant under the Lease (including, without limitation, all amounts expended by Tenant in respect of the Work within or for the benefit of the Premises in excess of Landlord's Construction Allowance (as defined below); or (y) complete that portion of the Work attributable to the Premises provided that: (1) said portion of the Work shall be limited to the Premises only, except for Work required to those portions of the Building necessary for Tenant to complete the Work in the Premises sufficient for Tenant to occupy and use the Premises as herein provided; (2) Landlord's failure to substantially complete the Work on or before the Election Date results from the failure of the General Contractor to perform the Work in a timely manner; (3) all Work affecting Building systems or common elements shall be subject to review and approved by Landlord's Architect; and (4) Tenant's exercise of the foregoing election in this subsection (y) shall not act to release Landlord of its obligations hereunder; the provisions of Section 27 hereof shall not however, notwithstanding anything to the contrary herein contained, act in any manner to delay the Election Date and limit the rights of Tenant to deliver the Election Notice if Substantial Completion has not occurred on or prior to the Election Date, provided however, delays or defaults on the part of Tenant shall delay the Election Date and the right of the Tenant to give the Election Notice.

         C. The Premises shall be deemed to be ready for Tenant's occupancy if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises or any part thereof for occupancy shall be due to special work, changes, alterations, or additions required or made by Tenant in the layout or finishing of the Premises. Whether or not the Premises are ready for occupancy shall be determined by; (i) the Jurisdiction in which the

Property is located as set forth in the Lease Schedule, which shall evidence same by authorizing Tenant's occupancy thereof, which authorization may be in the form of oral or written permission to occupy which if in the form of written permission, may be in the form of a temporary or permanent certificate of occupancy; and (ii) a certification by Landlord's architect ("Landlord's Architect") of such Substantial Completion, provided however, in the event a licensed architect appointed by Tenant ("Tenant's Architect"), disagrees with Landlord's Architect that Substantial Completion has occurred, then such two architects shall jointly select a third architect, who shall be independent of Tenant and Landlord, and such independent architect's determination shall be final and binding upon the parties hereto. The cost of Tenant's and Landlord's architects shall be borne by Tenant and Landlord, respectively, and if a third architect is required as aforesaid, the cost of such third architect shall be split equally between Tenant and Landlord. It is further understood that within 48 hours of initial occupancy, the parties shall jointly inspect the Premises and prepare a "punch list" of incomplete items to be completed by Landlord within a reasonable time after occupancy. Tenant agrees to provide a supplemental "punch list" within thirty (30) days after occupancy encompassing all items not then completed except for latent defects. Landlord agrees to the extent reasonably possible to complete all "punch list items" within thirty (30) days of receipt thereof.

                                       4.

                        DEFINITIONS AS USED IN THIS LEASE


     A. The term "Commencement Date" is the date of the beginning of the Lease as set forth in the Lease Schedule.

     B. The term "Tenant's Share" shall mean that amount set forth as such in the Lease Schedule being the ratio which the rentable area of the Premises bears to the entire rentable area in the Building. The Tenant's Share allocated to the Premises as it relates to the Building as a whole, is not meant, nor shall it be construed, as a representation by Landlord as to the rentable or useable square footage of the Premises. The parties recognize that this ratio as well as the area measurements are reasonable approximations that may not be exactly precise, but both Landlord and Tenant accept such ratio and measurements as final and binding for all purposes of this Lease.

     C. The Term "Taxes" means any and all taxes of every kind and nature whatsoever which Landlord shall pay or become obligated to pay during a calendar year (regardless of whether such taxes were assessed or became a lien during, prior or subsequent to the calendar year of payment) because of or in connection with the ownership, leasing and operation of the Property including without limitation, real estate taxes, personal property taxes, sewer rents, water rents, special assessments, transit taxes, legal fees and court costs charged for the protest or reduction of property taxes and/or assessments or an increase therein in connection with the Premises including the Building, any tax or excise on rent or any other tax (however described) on account of rental received for use and occupancy of any or all of the Building and/or the Premises, whether any such taxes are imposed by the United States, the state or other local governmental municipality, authority or agency or any political subdivision of any thereof in the Jurisdiction in which the Property is located. Taxes shall not include any income, capital stock, estate or inheritance taxes.

     D. (i) The term "Operating Costs" means to the extent the same are normal and customary for properties substantially similar to the Property within the five (5) mile radius thereof, and as the same are limited by this Section D, any and all actual expenses, costs and disbursements (other than Taxes as defined in Section 4(C)) of every kind and nature whatsoever incurred by Landlord in connection with the ownership, management, maintenance, operation and repair of the Property including, without limitation, interior and/or exterior energy costs (including but not limited to the cost of electricity, steam, water, gas, fuel, heating, lighting and air conditioning), easement maintenance expenses, any and all common area expenses in the development in which the Property is located, including but not limited to landscaping and other maintenance of properties which benefit the Property, usual and customary property management fees (not to exceed five (5%) percent of gross rental receipts) and on-site management costs (including but not limited to on-site management office rent, equipment costs, and other typical related office expenses but only to the extent same relate to operations of the Property and no other property), insurance costs (including but not limited to fire, extended coverage, liability, workers' compensation and elevator insurance, as well as all reasonable and customary deductibles paid by Landlord for damages and injuries covered by policies of insurance maintenance for the Property, and all sums paid to satisfy judgments rendered affecting the Landlord or the Property to the extent not covered by Landlord's insurance and to the extent not the result of the actions or inactions of Landlord) and routine repairs, maintenance and interior and/or exterior decorating, wages, salaries, and benefits of employees working at the Property on a full or part-time basis (but only to the extent allocable to the operations of the Property and excluding those above the level of property or building manager), uniforms, supplies, sundries, sales or use taxes on supplies or services (but only to the extent same relate solely to the Property), snow removal, parking lot repairs, legal and accounting costs and expenses, (but only to the extent same relate solely to the Property and in no event relating to the governance or other operation or financial matters of Landlord) janitorial expenses, roof repairs, exterminating, elevator maintenance, HVAC system maintenance, which Landlord shall be or become obligated to pay in respect of a calendar year regardless of when such Operating Costs were incurred which in accordance with generally accepted accounting or management principles respecting first class buildings in the Jurisdiction in which the Property is located would be considered as an expense of owning, managing, operating, maintaining or repairing the Property.

          (ii) Operating Costs shall not include:

               (a) The cost of alterations, capital improvements, equipment replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures.

               (b) Expenses incurred for business interruption or rental value insurance.

               (c) Leasing commissions and/or expenses and advertising and promotional expenses.

               (d) Legal fees or other professional or consulting fees in connection with the negotiation of tenant leases or compliance with applicable law for owning, operation or management of the Building to the extent said compliance relates to the failure of Landlord to perform its respective agreements, covenants, and liabilities hereunder.

               (e) Repairs required to cure violations of laws enacted prior to the date of the Lease and repairs required to cure violations of laws enacted after the date of the Lease, provided same relate to the failure of Landlord to perform its respective agreements, covenants and liabilities hereunder.

               (f) The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent that either (1) Landlord is compensated therefor through proceeds of insurance or condemnation awards; (2) Landlord failed to obtain insurance against such fire or casualty, if insurance was available at a commercially reasonable rate, against a risk of such nature at the time of same; or (3) Landlord is not fully compensated therefor due to the coinsurance provisions of its insurance policies on account of Landlord's failure to obtain a sufficient amount of coverage against such risk. Notwithstanding the foregoing, Landlord's reasonable insurance deductibles shall be deemed as Operating Costs.

               (g) Damage and repairs necessitated by the negligence or willful misconduct of Landlord, Landlord's employees, or agents.

               (h) Compensation paid to officers or executives of the Landlord above the level of building or property manager.

               (i) That portion of salaries of service personnel to the extent such salaries are applicable and relate to performance of services by such personnel other than in connection with the management, operation, repair, or maintenance of the Building.

               (j) The cost of incremental expense to Landlord incurred by Landlord in curing its defaults.

               (k) Legal fees, accounting fees, and other expenses incurred specifically in connection with disputes with tenants or occupants of the Building or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord's title or interest in the Building or any part thereof.

               (l) Costs (including permits, licensing, and inspection fees) incurred in renovations or otherwise improving, decorating, painting, or altering space for tenants or other occupants of vacant space (excluding common areas) in the Building.

               (m) Any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the tenant work or alterations described in subsection (1) above.

               (n) Cost of any service provided to tenants or other occupants of the Building for which Landlord is entitled to be reimbursed.

               (o)  Interest and principal payments on mortgages.

               (p)  Depreciation.

               (q) Landlord shall not collect in excess of one hundred (100%) percent of Operating Costs and shall not recover any items of cost more than once.

          (iii) Provided however:

               (a) The cost of any capital improvements to the Building made after the date of this Lease which are (1) intended to reduce Operating Costs or (2) required to cause the Building to comply with the Americans with Disabilities Act or (3) which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building as of the date hereof, amortized on a level pay debt service basis over fifteen (15) years, with interest at ten (10%) percent per annum shall be included in Operating Costs.

               (b) If the Building is not at least ninety-five (95%) percent occupied by tenants during all or a portion of any calendar year, then Landlord may elect to make an appropriate adjustment for such year of components of Operating Costs and the amounts thereof which may vary depending upon the occupancy level of the Building or with the number of tenants using the service, such that tenants then occupying space in the Building will pay their respective proportionate shares of the amount of such variable components of Operating Costs which would have been incurred if the Building had been ninety-five (95%) percent occupied during the entire calendar year and Landlord had paid or incurred such costs and expenses for the calendar year. Any such adjustments shall be deemed costs and expenses paid or incurred by Landlord and included in Operating Costs for such calendar year.

                                       5.

                                    BASE RENT


     A. Except as otherwise provided herein, Tenant shall pay as initial Base Rent to Landlord the Annual Base Rent as set forth in the Lease Schedule in equal monthly installments as set forth as the Monthly Base Rent in the Lease
Schedule in advance on the first day of the first full calendar month and on the first day of each calendar month thereafter during the Term, and at the same rate for fractions of a month if the Term shall begin on any day except the first day or shall end on any day except the last day of a calendar month, provided however so long as Tenant is not in default, Base Rent shall be abated until March 1, 2000.

     B. Any rent (whether Base Rent or additional rent) or other amount due from Tenant to Landlord under this Lease not paid when due shall incur a late fee equal to interest from the receipt of notice from Landlord until the date paid at the annual rate of Four (4%) Percent above the prime rate as set forth as the Base Rate on Corporate Loans published by the Wall Street Journal from time to time, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. The covenants herein to pay rent (both Base Rent and additional rent) shall be independent of any other covenant set forth in this Lease.

     C. Base Rent and all of the rent provided herein shall be paid without deduction or off-set in lawful money of the United States of America to c/o Lawrence M. Freedman, Ash, Anos, Freedman & Logan, L.L.C., 77 West Washington Street, Suite 1211, Chicago, IL 60602 or as designated from time to time by written notice from Landlord, provided Tenant shall have the right to pay by wire transfer and Landlord agrees to provide account information on request for such purpose.

                                       6.

                                 ADDITIONAL RENT

                                      TAXES


     A. It is further agreed between the parties hereto that in addition to the rental provided for herein that Tenant will also pay during the term of this Lease, as additional rent, an amount equal to Tenant's Share of the Taxes, provided however so long as Tenant is not in default Tenant shall not be responsible for any Taxes until the Rent Commencement Date.

                                 OPERATING COSTS

     B. It is further agreed between the parties hereto that in addition to the rental provided for herein that Tenant shall also pay during the term of this Lease, as additional rent, an amount equal to Tenant's Share of the Operating Costs, provided however: (i) so long as Tenant is not in default, Tenant shall not be responsible for any Operating Costs until the Rent Commencement Date; and
(ii) for the first five (5) years of the Term those components of Operating Costs which are subject to Landlord's reasonable control shall not exceed one hundred five (105%) percent of such components for the immediately preceding year. It is understood that snow removal, utility costs, and wages of union personnel shall not be deemed to be components the cost of which are within Landlord's reasonable control.

                                       7.

                             RENT ADJUSTMENT PAYMENT


     A. Sixty (60) days prior to the commencement of the Term, Landlord shall deliver to Tenant a written statement setting forth Landlord's good faith estimate of Tenant's Share of Taxes and Operating Costs (a "Taxes and Operating Cost Statement") for the remainder of the calendar year in which the Term commences. Thereafter, prior to January 1 of each subsequent calendar year, or from time to time during each subsequent calendar year, Landlord shall deliver an estimated Taxes and Operating Cost Statement pertaining to each such forthcoming calendar year. Commencing on the first full calendar month of the Term and on the first day of each calendar month thereafter during the Term, Tenant shall pay one-twelfth (1/12th) of Tenant's Share of Taxes and Operating Costs as estimated by Landlord. Not less than once in each calendar year after the initial year of the Term, Landlord shall furnish to Tenant a written statement showing in reasonable detail actual Operating Costs and Taxes for the preceding year for which such statement is furnished and showing the amount, if any, of rental adjustment due for such year. Landlord shall use its best efforts to deliver such statement on or before March 31 of each year, but in no event later than June 1.

     B. Subject to paragraph 6.D hereof, on the monthly rental payment date (the "adjustment date") next following Tenant's receipt of each such annual statement, Tenant shall pay to Landlord as additional rent an amount equal to the sum of the net aggregate rental adjustment shown on each such annual statement less the amount, if any, of the total estimated additional rent paid by Tenant during the preceding calendar year.

     C. In the event that any such settlement required above indicates that the total additional rent paid by Tenant during the preceding calendar year exceeds the aggregate rental payable by Tenant for such calendar year, Landlord shall apply such excess on any amounts of additional rent next falling due under this Lease as long as Tenant is not then in default of any of the terms and provisions of this Lease, or upon expiration of the Lease pay any such amount to Tenant.

     D. The annual determination of Taxes and Operating Cost Statement shall be prepared in accordance with generally acceptable cash basis accounting principles. Tenant using either its own employee(s) or its certified public accountant shall have the right to inspect at reasonable times and in a reasonable manner, at the Landlord's office, such of the Landlord's books of account and records as pertain to or contain information concerning the items included in Operating Costs and Taxes for that year in order to verify the amounts thereof. Any and all information obtained through the Tenant's inspection with respect to financial matters (including, without limitation, costs, expenses, income) and any and all other matters pertaining to the Landlord and/or the Property as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of any such inspection shall be held in strict confidence by the Tenant and its officers, agents, and employees; and Tenant shall cause its certified public accountant and any of its officers, agents, and employees to be similarly bound. If Tenant shall dispute any item or items included in the Operating Costs or Taxes for such year, and such dispute is not resolved by the parties within ninety (90) days after such statement is delivered to Tenant, then either party may at its sole expense, within thirty (30) days thereafter, request that a firm of independent certified public accountants mutually selected by Landlord and Tenant ("Independent Review") render to the parties an opinion as to whether or not the disputed item or items should have been included in the Operating Costs and/or Taxes for such year; and the opinion of such firm on such matter shall be conclusive and binding upon both parties, provided however, it shall be a further condition of Tenant's right to conduct an Independent Review that the firm conducting the Independent Review shall not be retained upon the basis of all or a portion of its fees being contingent based upon the results of the Independent Review. Landlord and Tenant agree that the firm's opinion shall be confidential and shall not be disclosed to any other party whatsoever. In the event such Independent Review discloses that the amount due from Tenant was overstated in excess of five (5%) percent on an annualized basis, Landlord shall bear the reasonable cost of such Independent Review. In all other cases, Tenant shall bear the cost of such Independent Review. Tenant employee(s) or certified public accountants may examine the records of Landlord supporting the Taxes and Operating Cost Statement at Landlord's or the Management Agent's office during normal business hours within forty-five (45) days after the Taxes and Operating Statement is furnished. Unless Tenant takes written exception to any item within ninety (90) days after the furnishing of the Taxes and Operating Statement (which shall be noted on the item as "paid under protest"), such Statement shall be considered as final and accepted by Tenant. Tenant shall promptly tender payment for any undisputed items and shall tender payment for any disputed items within ten (10) days after the resolution of any such dispute.

     E. In no event shall any rent adjustment result in a decrease of the Base Rent as set forth in the Lease Schedule.

     F. In the event of the termination of this Lease by expiration of the stated term or for any other cause or reason whatsoever prior to the determination of rental adjustment as hereinabove set forth, Tenant's agreement to pay additional rental accrued up to the time of termination, and Landlord's obligation to pay any sums to Tenant shall survive the expiration or termination of the Lease.

                                       8.

                                  HOLDING OVER

     Should Tenant hold over after the termination of this Lease, by lapse of time or otherwise, Tenant shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month to month tenancy and any such holding over shall not constitute an extension of this Lease; provided, however, during such holding over, Tenant shall pay Base Rent and all Additional Rent (as heretofore adjusted, or as estimated by Landlord) for the first thirty (30) days of such holdover at One Hundred Twenty-Five (125%) Percent of the rate payable for Base Rent and all Additional Rent for the month immediately preceding said holding over, and thereafter at One Hundred Seventy-Five (175%) Percent of such rate, and in addition, Tenant shall pay Landlord all direct damages, sustained by reason of Tenant's holding over. The provisions of this paragraph do not exclude the Landlord's rights of re-entry or any other right hereunder.

                                       9.

                                BUILDING SERVICES

     A. Landlord agrees to furnish to the Premises and the common areas during reasonable hours (8:00 A.M. to 6:00 P.M. Mondays through Fridays and 8:00 A.M. to 1:00 P.M. on Saturdays) except for the following legal holidays: Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas and New Years Day, and subject to the rules and regulations of the Building, passenger and elevator service to the extent applicable, heat and air conditioning in accordance with the design for such systems and as required in Landlord's reasonable judgment for the comfortable use and occupancy of the Premises and common areas, subject to scheduling by Landlord. Landlord shall also furnish janitorial and cleaning services in and about the Premises, Saturdays, Sundays excepted, comparable to the standard janitor services furnished by other first class office buildings in the Jurisdiction which the property is located and further agrees to maintain and operate the Building in the manner and to the standard of other first class office buildings in the Jurisdiction which the property is located. Landlord further agrees, except for the interior of the Premises (other than Building systems, equipment or components), to maintain the Property in good condition and repair, including but not limited to snow removal, landscaping, and parking lot, provided that the cost of same may be included in Operating Costs.

     B. Except to the extent same are caused by the failure of Landlord to perform its respective agreements, covenants, and obligations hereunder, neither Landlord nor any company, firm or individual, operating, maintaining, managing or supervising the plant or facilities furnishing the services included in Landlord's energy costs nor any of their respective agents, beneficiaries, or employees, shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action, because of any interruption or discontinuance at any time for any reason in the furnishing of any of such services, or any other service to be furnished by Landlord as set forth herein; nor shall any such interruption or discontinuance relieve Tenant from full performance of Tenant's obligations under this lease. Provided however to the extent that the Premises are rendered untenantable for seventy-two
(72) consecutive hours or more as a result of the act or omission of Landlord, rent shall abate until tenantability is restored.

     C. Electricity shall not be furnished by Landlord, but except as otherwise hereinafter provided, shall be furnished by the approved electric utility company serving the area ("Electric Service Provider"). Landlord shall permit the Tenant to receive such service direct from such public utility company at Tenant's cost, and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Tenant shall make all necessary arrangements with the local utility company for metering and paying for electric current furnished by it to Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant's occupancy thereof. The electricity used during the performance of janitorial service, the making of alterations or repairs in the Premises, and for the operation of the Premises' air conditioning system at times other than as provided herein; or the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant, shall be paid for by Tenant. Tenant shall make no alterations or additions to the Building's electric equipment and/or appliances without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. Tenant also agrees to purchase from the Landlord or its agent all lamps, bulbs after the initial installation thereof, ballasts and starters used in the Premises, provided however that the availability, quality, and cost of any such items shall be comparable to that available to Tenant from other suppliers. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon. If Tenant shall require water or electric current in excess of that which is respectively obtainable from existing water pipes or electrical outlets and normal for use of the Premises as general office space, Tenant shall first procure the consent of Landlord, which Landlord may not unreasonably refuse. If Landlord consents to such excess water or electric requirements, Tenant shall pay all costs including but not limited to meter service and installation of facilities necessary to furnishing such excess capacity.

     D. (1) Landlord has advised Tenant that presently Electric Service Provider is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, to the extent permitted by law, Landlord shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies providing electricity service (each such company hereinafter described as an "Alternate Service Provider") or continued to contract for service from the Electric Service Provider, provided that any portion of the cost of such service to Tenant shall be based upon the cost thereof as changed by said Alternate Provider with no additional fee to Landlord.

        (2) Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times, and as reasonably necessary, shall allow Landlord, Electric Service Provider and any alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, writing, and any other machinery within the Premises.

                                       10.

                            CONDITION OF THE PREMISES


     A. Subject to latent defects and "punch lists" heretofore referred to by taking possession of the Premises, Tenant shall be deemed to have agreed that the Premises were as of the date of taking possession, in good order, repair and condition. No promises of the Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation or warranty expressed or implied, respecting the condition of the Premises or the Building has been made by the Landlord to Tenant, unless the same is contained herein or made a part hereof.

     B. Tenant shall, at its own expense, keep the Premises in good repair and tenantable condition, and shall promptly and adequately repair all damages to the Premises under the supervision and with the approval of Landlord and within a reasonable period of time as specified by Landlord, loss by ordinary wear and tear, fire and other casualty excepted. If Tenant does not do so promptly and adequately, Landlord may, but need not, make such repairs and Tenant shall pay Landlord immediately upon request by Landlord.

     C. The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business operations are deemed a "place of public accommodation" or a "commercial facility," (2) whether compliance with such requirements is "readily achievable" or "technically infeasible," and
(3) whether a given alteration affects a "primary function area" or triggers so-called "path of travel" requirements. Landlord represents that the Building, as of the date of commencement hereof complies with Title III. Tenant shall be responsible for all Title III compliance and costs in connection with the Premises (including structural work, if any, and including leasehold improvements or other work to be performed in the Premises under or in connection with this Lease) to the extent that same arises out of matters specific to Tenant's activities or operations or resulting from alterations to the Premises made by Tenant.

                                       11.

                                 USES PROHIBITED


     Tenant shall not use, or permit the Premises or any part thereof to be used, for any purpose or purposes other than as specified the Lease Schedule. No use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the Building, or cause a cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by Landlord's insurance policies. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other Tenant in the Building, nor, without limiting the generality of the foregoing, shall Tenant allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant agrees at all times to cause the Premises to be operated in compliance with all federal, state, local or municipal laws, statutes, ordinances, and rules and regulations, including but not limited to those relating to zoning, environmental protection, health, and safety. Tenant further agrees to promptly cure any such violation at its own expense, and shall furthermore defend and indemnify Landlord, beneficiaries, mortgagees, and officers, agents, and employees thereof respectively, for any and all liability, loss, costs (including attorneys' fees and expenses), damages, responsibilities or obligations incurred as a result of any violation of any of the foregoing. Tenant shall upon request of Landlord certify in writing that it has not received any notice of non-compliance with applicable local, state and federal environmental rules, regulations, statutes and laws for the preceding year. At the request of the Landlord, Tenant shall submit to the Landlord, or shall make available for inspection and copying upon reasonable notice and at reasonable times, any or all of the documents and materials prepared by or for Tenant pursuant to any environmental law or regulation or submitted to any governmental regulatory agency in conjunction therewith. Upon reasonable notice except in cases of emergency, Landlord shall have reasonable access to the Premises to inspect the same to confirm that the Tenant is using the Premises in accordance with local, state and federal environmental rules, regulations, statutes and laws. Tenant shall, at the request of the Landlord and at the Tenant's expense, conduct such testing and analysis as is necessary to ascertain whether the Tenant is using the Premises in compliance with all local, state and federal environmental rules, regulations, statutes and laws, provided however, Landlord shall not request that Tenant conduct such tests unless Landlord has a reasonable basis for belief that Tenant may be in violation of the foregoing rules, regulations, statutes, or laws. Said tests shall be conducted by qualified independent experts chosen by the Tenant and subject to Landlord's reasonable approval. Copies of reports of any such tests shall be provided to the Landlord. The provisions within this paragraph shall survive termination of this Lease and shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns, and mortgagees thereof

                                       12.

                               COMPLIANCE WITH LAW


     Tenant shall not use the Premises or permit anything to be done in or about the Premises which in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent Jurisdiction or the admission of Tenant in an action against Tenant whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of that fact as between Landlord and Tenant.

                                       13.

                             ALTERATIONS AND REPAIRS


     A. Tenant shall keep the Premises in good condition and repair ordinary wear and tear and loss by fire and other casualty excepted, and shall not do any painting or decorating, or erect any partitions, make any alterations in or additions, changes or repairs to the Premises without the Landlord's prior written approval in each and every instance, such consent not to be unreasonably withheld, provided however, Landlord's consent shall not be required so long as: (i) Landlord is given prior notice thereof; (ii)
Landlord is given as-built plans upon completion for alterations and repairs which are affixed to the Premises; (iii) structure, roof, and building systems are not affected; (iv) the aggregate cost does not exceed FIFTY
THOUSAND ($50,000.00) DOLLARS; and (v) Tenant obtains all necessary permits.
It shall not be unreasonable for Landlord to withhold approval of any alteration or addition which impacts structure or any Building system, or which would otherwise result in requiring additional improvements to the Premises and/or the Property, or result in a labor dispute. Unless otherwise agreed by Landlord and Tenant in writing, all such work shall be performed either by or under the direction of Landlord, but at the cost of Tenant.
During the term of this Lease, no work shall be performed by or under the direction of Tenant without the express written consent of Landlord. Unless otherwise provided by written agreement, all alterations, improvements, and changes shall remain upon and be surrendered with the Premises, excepting however that at Landlord's option, Tenant shall, at its expense, when surrendering the Premises, remove from the Premises and the Building all alterations, improvements, and changes (other than initial Work) and further provided that Tenant shall, on the election of Landlord, remove any trade fixtures provided the Premises are restored to a condition reasonably satisfactory to Landlord. If Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements after request to do so by Landlord, Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Except to the extent of Landlord's negligent or willful act or omission, Tenant hereby agrees to hold Landlord and Landlord's beneficiaries, their agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Any mechanic's lien filed against Premises, or the Building or the Property, for work claimed to have been furnished to Tenant shall be discharged of record by Tenant within ten (10) days thereafter, at Tenant's expense, provided however Tenant shall have the right to contest any such lien on the posting of reasonably sufficient security.

     B. Tenant shall, at the termination of this Lease, surrender the Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit, loss by ordinary wear and tear, fire or other casualty excepted.

                                       14.

                        ABANDONMENT OF PERSONAL PROPERTY


     During the term, if Tenant shall abandon, vacate or surrender (whether at the end of the stated term or otherwise) the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed abandoned, at the option of the Landlord.

                                       15.

                            ASSIGNMENT AND SUBLETTING


     A. Tenant shall not assign this Lease, or any interest therein and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord's consent shall not be required for assignments or subleases of all or a major portion of the Premises, so long as:
(i) the use of the Premises does not change and the proposed assignee or sublessee is not a governmental agency, school, or medical office; (ii) Landlord is given prior notice thereof; and (iii) the net worth of such assignee or sublessee is not less than THIRTY-FIVE MILLION ($35,000,000.00) DOLLARS as evidenced by an audited financial statement prepared in accordance with generally accepted amounting principles by a nationally recognized public accounting firm. In the event of an assignment or sublease which meets the foregoing criteria in sections (i)-(iii) of this Section 15.A, Tenant and Guarantor shall be released from further liability. Otherwise no such assignment or sublease shall release Tenant or Guarantor of their respective obligations under this Lease.

     B. Except for assignments and subleases to affiliates or subsidiaries (for which no consent of Landlord shall be required under A above if Guarantor shall remain liable under its Guaranty), Tenant shall, by notice in writing, advise Landlord of its intention from on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant's notice) to assign or to sublet any such part of all of the Premises for the balance or any part of the Term, and, in such event Landlord shall have the right, to be exercised by giving written notice to Tenant thirty (30) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. Tenant's said notice shall state the name and address of the proposed subtenant or assignee, the proposed subtenant's or assignee's intended use of the Premises, and shall include the potential subtenant's or assignee's most current certified financial statement, and a true and complete copy of the proposed assignment or sublease or form of assignment shall be delivered to Landlord with said notice. If Tenant's notice shall cover all of the space hereby demised and if Landlord shall give the aforesaid recapture notice with respect thereto, the

Term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease be canceled pursuant to the foregoing with respect to less than the entire Premises, the rental and the escalation percentages herein reserved shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the rent and escalation percentages reserved in this Lease, and this Lease as so amended shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant's said notice with respect to any such space, shall not exercise its right to cancel as aforesaid, Landlord will not unreasonably withhold its consent to Tenant's assigning or subletting the space covered by its notice, provided; (i) at the time thereof Tenant is not in default under this Lease, (ii) Landlord, in its sole discretion reasonably exercised, determines that the reputation, business, proposed use of the Premises and financial responsibility of the proposed sublessee or occupant, as the case may be, of the Premises are satisfactory to Landlord, (iii) any assignee or subtenant shall expressly assume all the obligations of this Lease on Tenant's part to be performed; (iv) such consent if given shall not release Tenant of any of its obligations (including, without limitation, its obligation to pay rent) under this Lease, (v) Tenant agrees specifically to pay over to Landlord, as additional rent, all sums received by Tenant under the terms and conditions to such assignment or sublease, which are in excess of the amounts otherwise required to be paid pursuant to the Lease; (vi) a consent to one assignment, subletting occupation or use shall be limited to such particular assignment, sublease or occupation and shall not be deemed to constitute Landlord's consent to an assignment or sublease to or occupation by another person. Any such assignment or subletting without such consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. Tenant will pay all of Landlord's costs associated with any such assignment or subletting including but not limited to reasonable legal fees; and (vii) the person or entity to whom Tenant wishes to assign or sublet is not (nor, immediately prior to such assignment or sublease, was) a tenant or occupant in the Buildings; or any other building owned or operated by Landlord or any affiliate thereof, in the same complex as the Building.

                                       16.

                                      SIGNS


     Tenant shall not place or affix any exterior or interior signs visible from the outside of the Premises. For purposes of this Lease, "signs" shall include all signs, designs, monuments, logos, banners, projected images, pennants, decals, advertisements, pictures, notices, lettering, numerals, graphics, or decorations. Notwithstanding the foregoing, Landlord agrees to provide, at Landlord's cost which shall not be included in Tenant's allowance for the Work, a monument sign upon which Tenant may, at Tenant's expense, including installation of Tenant's letters, have identification on approximately fifty (50%) percent thereof, which sign shall be subject to the reasonable approval of Landlord and the approval of the Jurisdiction in which the Property is located. Landlord further agrees that unless provided to Tenant, no other tenant will be entitled to a sign on the Building, nor shall any other tenant have more prominent signage than Tenant.

                                       17.

                     DAMAGE TO PROPERTY - INJURY TO PERSONS


     A. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, to the extent permitted by law, hereby waives all claims except claims caused by or resulting from the non-performance of the Landlord, willful or negligent act or omission of Landlord, its agents, servants or employees which Tenant or Tenant's successor or assigns may have against Landlord, its agents, servants, or employees for loss, theft or damage to the property and for injuries to persons in, upon or about the Premises or the Building from any cause whatsoever. Tenant will hold Landlord, its agents, servants, and employees exempt and harmless from and on account of any damage or injury to any person, or to the goods, wares, and merchandise of any person, arising from the uses of the Premises by Tenant or arising from the failure of Tenant to keep the Premises in good condition as herein provided if non-performance by the Landlord or negligence of the Landlord, its agents, servants or employees does not contribute hereto. Neither Landlord nor its agents, servants, employees shall be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the same Building, or by any owner or occupant of adjoining or contiguous property, provided however, that the provisions of this paragraph shall not apply to negligent or willful act or omission of Landlord or misconduct of any such individuals or entities. Tenant agrees to pay for all damage to the Building or the Premises, as well as all damage to tenants or occupants thereof caused by Tenant's misuse or neglect of the Premises, its apparatus or appurtenances or caused by any licensee, contractor, agent or employees of Tenant.

     B. Particularly, but not in limitation of the foregoing paragraph, all property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or other person only, and Landlord or its agent, servants, or employees (except in case of non-performance by the Landlord or negligent or willful act or omission of Landlord or its agents, servants, employees) shall not be liable for: damage to or theft of or misappropriation of such property; nor for any damage to property entrusted to Landlord, its agents, servants, or employees, if any; nor for the loss of or damage to any property by theft or otherwise, by any means whatsoever, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, snow, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever; nor for interference with the light or other incorporeal hereditaments, nor for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

     C. In case any action or proceeding be brought against Landlord by reason of any obligation on Tenant's part to be performed under the term of this Lease, or arising from any act or negligence of the Tenant, or of its agents or employees, Tenant, upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

     D. Tenant shall maintain in full force and effect during the term of this Lease (including any period prior to the beginning of the term during which Tenant has taken possession and including also any period of extension of the Term in which Tenant obtains possession), in responsible companies approved by Landlord (i) special causes of loss coverage insurance covering all Tenant's property in, on or about the Premises, with full waiver of subrogation rights against Landlord in an amount equal to the full replacement cost of such Property, and (ii) commercial general liability insurance including products and completed operations insuring Tenant against all claims, demands or action for bodily injury and property damage with limits of not less than TWO MILLION ($2,000,000.00) DOLLARS or THREE MILLION ($3,000,000.00) DOLLARS each occurrence and in the aggregate. A separate limit of TWO MILLION ($2,000,000.00) DOLLARS or THREE MILLION ($3,000,000.00) DOLLARS each occurrence and in the aggregate shall be provided for products and completed operations or such other amounts as Landlord may reasonably require from time to time and (iii) rental insurance equal to one year's rent insurance naming Landlord as loss payee. All liability policies shall cover the entire demised premises. Landlord shall maintain in full force and effect during the term of this Lease special causes of loss coverage insurance for the full replacement cost of the Building, the premium for which shall be included in the Operating Costs.

     E. All such policies shall name Landlord, any mortgagees of Landlord, and all other parties designated by Landlord as additional parties insured. All insurance policies shall indicate that at least thirty (30) days prior written notice shall be delivered to all additional parties insured by the insurer prior to modification, termination, or cancellation of such insurance and Tenant shall provide Certificates of Insurance, not less than ten (10) days prior to the Commencement Date, evidencing the aforesaid coverage to all insured parties. Failure of Tenant to provide the insurance coverage set forth in subparagraphs
(ii) and (iii) in the
immediately preceding paragraph shall entitle Landlord to either (a) treat said failure as a default and/or (b) obtain such insurance and charge Tenant the premiums therefor plus interest thereon as additional rent. Tenant shall not violate or permit a violation of any of the conditions or terms of any such insurance policies and shall perform and satisfy all reasonable requirements of the insurance company issuing such policies. With respect to any insurance policy procured to comply with any financial assurance requirement imposed by any state or federal law or regulation, or to any other casualty, property, or environmental impairment insurance purchased by Tenant, such policy or policies shall name Landlord and any mortgagees of Landlord as additional parties insured.

                                       18.

                              DAMAGE OR DESTRUCTION


     In the event the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs can, in Landlord's reasonable opinion, be made within one hundred eighty (180) days after the occurrence of such damage without the payment of overtime or other premiums. Until such repairs are completed, the rent shall continue to be paid by Tenant's rental insurance and shall otherwise be abated to the extent the Premises are rendered untenantable. If repairs cannot, in Landlord's reasonable opinion be made within one hundred eighty (180) days, Landlord shall notify Tenant within thirty (30) days the occurrence of such damage of its determination, in which event, or in the event such repairs are commenced but are not substantially completed within one hundred eighty (180) days of the date of such occurrence, either party may, by written notice to the other, cancel this Lease as of the date of the occurrence of such damage. In the event Landlord commences repairs, and same are not substantially completed within one hundred eighty (180) days after occurrence of such damage, Tenant may elect to terminate the Lease. Except as provided in this Section, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from any such fire or other casualty or from the making or not making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture or furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease and that Landlord shall not be obliged to repair any damage thereto or replace the same. Landlord shall not be required to repair any injury or damage caused by fire or other cause, or to make any repairs or replacements to or of improvements installed in the Premises by or for Tenant.

                                       19.

                                ENTRY BY LANDLORD


     Landlord and its agents shall have the right to enter the Premises at all reasonable times (upon reasonable notice except in cases of emergency) for the purpose of examining or inspecting the same, to supply janitorial services and any other service to be provided by Landlord to Tenant hereunder or any other tenants, to show the same to prospective purchasers or tenants of the Building, and make such alterations, repairs, improvements, or additions, whether structural or otherwise, to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant's property and without affecting this Lease. Landlord shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant's use and occupancy of the Premises. Landlord agrees not to enter the Premises to show same to prospective tenants prior to ten (10) months before scheduled expiration of the Lease, which time shall be extended to twelve (12) months in the event Tenant has not elected to renew this Lease for any subsequent period.


                                       20.

                            INSOLVENCY OR BANKRUPTCY


     A. In the event that Tenant shall become a debtor under Chapter 7, 11 or 13 of the Bankruptcy Code ("Debtor") and the trustee ("Trustee") or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of Sections 20.B and 20.D hereof are satisfied. The Tenant acknowledges that it is essential to the ability of Landlord to continue servicing the mortgage on the Building that a decision on whether to assume or reject this Lease be made promptly. Under these circumstances, Tenant agrees that should Tenant, as debtor-in-possession ("Debtor-in-Possession") or any Trustee appointed for Tenant, fail to elect to assume this Lease within sixty (60) days after the filing of the petition under the Bankruptcy Code ("Tenant's Petition"), this Lease shall be deemed to have been rejected. Tenant further knowingly and voluntarily waives any right to seek additional time to affirm or reject the Lease and acknowledges that there is no cause to seek such extension. If Tenant, as Debtor-in-Possession, or the Trustee abandons the Premises, the same shall be deemed a rejection of the Lease. Landlord shall be entitled to at least thirty
(30) days prior written notice from Tenant, as Debtor-in-Possession, or its Trustee of any intention to abandon the Premises. Landlord shall thereupon be immediately entitled to possession of the Premises without further obligation to Tenant or the Trustee, and this Lease shall be cancelled, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

     B. No election by the Trustee or Debtor-in-Possession to assume this Lease, whether under Chapter 7, 11 or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

          (1) The Trustee or the Debtor-in-Possession has cured, or has provided Landlord adequate assurance (as defined below) that:

               (a) Within ten (10) days from the date of such assumption the Trustee will cure all monetary defaults under this Lease; and

               (b) Within thirty (30) days from the date of such assumption the Trustee will cure all non-monetary defaults under this Lease.

          (2) The Trustee or the Debtor-in-Possession has compensated, or has provided to Landlord adequate assurance that within ten (10) days from the date of assumption Landlord will be compensated, for any pecuniary loss incurred by Landlord arising from the default of Tenant, the Trustee, or the Debtor-in-Possession as recited in Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-in-Possession.

          (3) The Trustee or the Debtor-in-Possession has provided Landlord with adequate assurance of the future performance (as defined below) of each of Tenant's the Trustee's or Debtor-in-Possession's obligations under this Lease, provided, however, that:

               (a) The Trustee or Debtor-in-Possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months Base Rent (as adjusted pursuant to Section 20.B.(3)(c) below) and other monetary charges accruing under this Lease; and

               (b) If not otherwise required by the terms of this Lease, the Trustee or Debtor-in-Possession shall also pay in advance one-twelfth (1/12th) of Tenant's annual obligations under this Lease for Operating Costs, Taxes, insurance and similar charges.

               (c) From and after the date of the assumption of this Lease, the Trustee or Debtor-in-Possession shall pay as minimum rent an amount equal to the sum of the minimum rent otherwise payable hereunder, within the five (5) year period prior to the date of Tenant's Petition, which amount shall be payable in advance in equal monthly installments.

               (d) The obligations imposed upon the Trustee or Debtor-in-Possession shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

          (4) The assumption of the Lease will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Property.

          (5) The Tenant as Debtor-in-Possession or its Trustee shall provide the Landlord at least forty-five (45) days' prior written notice of any proceeding concerning the assumption of this Lease.

          (6) For purposes of this Section 20.B, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance" shall mean:

               (1) The Trustee or the Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease.

               (2) The Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord, and/or the Trustee or Debtor-in-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, the Trustee or Debtor-in-Possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-in-Possession, to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

     C. In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-in-Possession, under the provisions of Section 20.B hereof, and thereafter Tenant is liquidated or files a subsequent Tenant's Petition for reorganization or adjustment of debts under Chapter 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, within thirty (30) days after the occurrence of either of such events.

     D. If the Trustee or Debtor-in-Possession has assumed this Lease pursuant to the terms and provisions of 20.A and 20.B hereof, for the purpose of assigning (or elects to assign) Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this Section 20.D of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

          For purposes of this Section 20.D, Landlord and Tenant acknowledge that, in the contest of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance of future performance" shall mean that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing:

          (a) The assignee has submitted a current financial statement audited by a certified public accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant's obligations under this Lease;

          (b) The assignee, if requested by Landlord, shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness; and

          (c) The Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

     E. When, pursuant to the Bankruptcy Code, the Trustee or Debtor-in-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the minimum rent as defined in this Lease and other monetary obligations of Tenant for the payment of Operating Costs, Taxes, insurance and similar charges.

     F. Neither Tenant's interest in this Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law, unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent, or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

     G. In the event the estate of Tenant created hereby shall be taken in execution or by the process of law, or if Tenant or any guarantor of Tenant's obligations shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law, or if any proceedings are filed by or against such guarantor under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a custodian receiver or Trustee of the property of Tenant or such guarantor shall be appointed under state law by reason of Tenant's or such guarantor's insolvency or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant's or such guarantor's property for the benefit of creditors under state law; then and in any such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after the occurrence of such event.

                                       21.

                                     DEFAULT


     A.   If any of the following events of default shall occur, to wit;

          (i) Tenant defaults for more than five (5) days after written notice of default after the due date therefor in the payment of rent (whether Base Rent or additional rent) or any other sum required to be paid hereunder, or any part thereof, or

          (ii) Tenant defaults in the prompt and full performance of any other (i.e.

               other than payment of rent or any other sum) covenant, agreement or condition of this Lease and such other default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant (unless such other default involves a hazardous condition, in which event it shall be cured forthwith), provided however in the event such default cannot be cured within a period of thirty (30) days and Tenant is diligently attempting to cure such default, the time period to cure same shall be reasonably extended, or

         (iii) The leasehold interest of Tenant be levied upon under execution or be attached by process of law, or if Tenant abandons the Premises, or

          (iv) Adjudication of Bankruptcy or insolvency of Tenant, then in any such event, Landlord, besides other rights or remedies, it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises; such Property may be removed and stored in any other place in the Building in which the Premises are situated, or in any other place, for the account of and at the expense and at the risk of Tenant.

     B. Tenant hereby waives all claims for damages which may be caused by the re-entry of Landlord and taking possession of the Premises or removing or storing the furniture and property as herein provided, and will save Landlord harmless from any loss, costs, or damages occasioned Landlord thereby, and no such re-entry shall be considered or construed to be a forcible entry.

     C. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law; it may either terminate this Lease or it may from time to time, without terminating this Lease, re-let the Premises or any part thereof for such terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.

     D. Landlord may elect to apply rentals received by it (i) to the payment of any indebtedness, other than rent, due hereunder from Tenant to Landlord; (ii) to the payment of any reasonable cost of such re-letting including but not limited to any broker's commissions or fees in connection therewith; (iii) to the payment of the cost of any reasonable alterations and repairs to the Premises; (iv) to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should such rentals received from such re-letting after application by Landlord to the payments described in foregoing clauses (i) through (iv) during any month be less than that agreed to be paid during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly on demand by Landlord.

     E. In lieu of electing to receive and apply rentals as provided in the immediately preceding paragraph, Landlord may elect to receive from Tenant as and for Landlord's liquidated damages for Tenant's default, an amount equal to the present value of the entire amount of Base Rent provided for in this Lease for the remainder of the Term, less fair market rental value thereof, which amount shall be forthwith due and payable by Tenant upon its being advised of such election by Landlord.

     F. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of same is given to Tenant or unless the termination thereof be decreed by a court of competent Jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

     G. Nothing herein contained shall limit or prejudice the right of Landlord to provide for and obtain as damages by reason of any such termination of this Lease or of possession an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such termination takes place (other than consequential or special damages), whether or not such amount be greater, equal to or less than the amounts of damages which Landlord may elect to receive as set forth above. Notwithstanding anything to the contrary herein contained or any other rights exercised by Landlord hereunder, upon the occurrence of an event of a monetary or material default by Tenant under the terms of this Lease, rent which otherwise would be due or would have been due except for any abatement provided for in this Lease shall be immediately due and payable. Landlord agrees to use reasonable efforts to mitigate its damages in the event of any default by Tenant.

                                       22.

                              RULES AND REGULATIONS


     The rules and regulations attached hereto and marked Appendix "B", as well as such reasonable rules and regulations as may be hereafter adopted by Landlord for the safety, care and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations. The violation of any such rules and regulations by Tenant shall be deemed a default under this Lease by Tenant, affording Landlord all those remedies set out in the Lease. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building or any of said rules and regulations. Landlord agrees all rules and regulations shall be uniformly enforced.

                                       23.

                              NON REAL ESTATE TAXES


     During the term hereof, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises, and Tenant shall cause said fixtures, furnishing, equipment and other personal property to be assessed and billed separately from the real property of Landlord. In the event any or all of the Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with the Landlord's real property, the Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to the Tenant's property.

                                       24.

                                 EMINENT DOMAIN


     If the Building, or a substantial part thereof or a substantial part of the Premises, shall be lawfully taken or condemned or conveyed in lieu thereof, (or conveyed under threat of such taking or condemnation), for any public or quasi-public use or purpose, the term of this Lease shall end upon and not before the date of the taking of possession by the condemning authority and without apportionment of the award. Tenant hereby assigns to Landlord Tenant's interest, if any, in such award and specifically agrees that any such award shall be the entire property of Landlord in which Tenant shall not be entitled to share. Tenant further waives any right to challenge the right of the condemning authority to proceed with such taking. Current rent shall be apportioned as of the date of such termination. If any part of the Building other than the Premises or not constituting a substantial part of the Premises, shall be so taken or condemned (or conveyed under threat of such taking or condemnation), or if the grade of any street adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation, and Tenant shall have no right to share in any condemnation award or in any judgment for damages or in any proceeds of any sale made under any threat of condemnation or taking. Tenant shall have the right to separately pursue its own award for relocation expenses in the event of such condemnation proceedings.

                                       25.

                                  SUBORDINATION


     A. Landlord has heretofore and may hereafter from time to time execute and deliver mortgages or trust deeds in the nature of a mortgage, both referred to herein as "Mortgages" against the Land and Building, or any interest therein. If requested by the mortgagee or trustee under any Mortgage, Tenant will either (a) subordinate its interest in this Lease to said Mortgages, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, modifications and extensions thereof, or (b) make Tenant's interest in this Lease inferior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such mortgage or trustee under any Mortgage, provided however that any such subordination shall provide that so long as Tenant is not in default hereunder, its tenancy shall not be disturbed. Landlord further agrees to obtain written assurance of such non-disturbance from any present mortgagee.

     B. It is further agreed that (i) if any Mortgage shall be foreclosed (a) the liability of the mortgagee or trustee thereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building and such liability shall not continue or survive after further transfer of ownership; and (b) upon request of the mortgagee or trustee, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (ii) this Lease may not be modified or amended so as to reduce the rent or shorten the term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered without the prior written consent, in each instance of the mortgagee or trustee under any Mortgage. It is understood that Tenant's tenancy shall not be disturbed so long as Tenant is not in default under this Lease.

     C. No mortgagee and no person acquiring title to the premises by reason of foreclosure of any Mortgage or by conveyance in lieu of foreclosure shall have any obligation or liability to Tenant on account of any security deposit unless such mortgagee or title holder shall receive such security deposit in cash.

                                       26.

                                     WAIVER


     The waiver of Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The acceptance of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy. It is also agreed that after the service of notice or the commencement of a suit or judgment for possession of the Premises, Landlord may collect and receive any monies due, and the payment of said monies shall not waive or affect said notice, suit or judgment.

                                       27.

                              INABILITY TO PERFORM


     This Lease and the obligation of Tenant to pay rent hereunder and perform all of the covenants and agreements hereunder on part of Tenant to be performed shall not be affected, impaired or excused, nor shall Landlord at any time be deemed to be in default hereunder because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or by implication to be supplied or is unable to make, or is delayed in making any Tenant improvement, repair, additions, alterations, or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of acts or omissions of Tenant, strike or labor troubles or any outside cause whatsoever beyond the reasonable control of Landlord, including but not limited to riots and civil disturbances or energy shortages or governmental preemption in connection with a national emergency or by reason of any rule, order, or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Tenant shall at no time be deemed in default hereunder because Tenant is unable to fulfill any of its non-monetary obligations hereunder by reason of any outside cause whatsoever beyond the reasonable control of Tenant.

                                       28.

                                   SUBROGATION


     The parties hereto agree to use good faith efforts to have any and all fire, extended coverage or any and all material damage insurance which may be carried endorsed with a subrogation clause substantially as follows: "This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein"; and each party hereto waives all claims for recovery from the other party for any loss or damage (whether or not such loss or damage is caused by negligence of the other party and notwithstanding any provision or provisions contained in this Lease to the contrary) to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance, subject to the limitation that this waiver shall apply only when it is permitted by the applicable policy of insurance.

                                       29.

                                SALE BY LANDLORD


     In the event of a sale or conveyance by Landlord of the Building containing the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease for such future obligation. If any security deposit has been made by Tenant hereunder, Landlord shall transfer such security deposit to such successor in interest of Landlord and thereupon Landlord shall be released from any further obligations hereunder. This Lease shall not be affected by any such sale, and the Tenant agrees to attorn to the purchaser or assignee.

                                       30.

                          RIGHTS OF LANDLORD TO PERFORM


     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or release Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate heretofore set forth with respect to late payments of rent, computed from the date of such payment by Landlord shall be payable to Landlord on demand and the Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.

                                       31.

                                 ATTORNEYS' FEES


     In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease, or any right of either party hereto, the unsuccessful party of such litigation, shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred therein. Moreover, if either party, without fault is made a party to any litigation instituted by or against the other party, the other party shall indemnify such party without fault against and save it harmless from all costs and expenses, including reasonable attorneys' fees incurred by it in connection therewith.

                                       32.

                              ESTOPPEL CERTIFICATE


     Either party shall at any time and from time to time upon not less than ten (10) days' prior written notice from the other and not more than twice annually, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid and acknowledging that there are not, to such certifying party's knowledge, any uncured defaults on the part of the other party hereunder or specifying such defaults if any are claimed, as well as any other reasonable information requested by Landlord. In the case of a statement made by Tenant, it is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance and that not more than two (2) months' rental has been paid in advance.

                                       33.

                                   PREPARATION


     Landlord agrees as provided in Appendix "C" to cause the Premises to be completed in accordance with the plans, specification and agreements approved by both parties on the terms, conditions, and provision as provided in the plans attached hereto in Appendix "C" which is attached hereto and made a part of this Lease.

                                       34.

                                     NOTICE

     Any notice from Landlord to Tenant or from Tenant to Landlord may be served personally, by mail, by overnight delivery, by affixing a copy on any door leading into the Premises or by facsimile transmission. If served by mail, notice shall be deemed served on the second day after mailing by registered or certified mail, addressed to Tenant at the Premises or to Landlord at the place from time to time established for the payment of rent and a copy thereof shall until further notice, be served personally or by registered or certified mail to Landlord at the address shown for service of notice in the Lease Schedule. In the event of a release or threatened release of pollutants or contaminants to the environment resulting from Tenant's activities at the site or in the event any claim, demand, action or notice is made against the Tenant regarding Tenant's failure or alleged failure to comply with any local, state and federal environmental rules, regulations, statutes and laws, the Tenant shall immediately notify the Landlord in writing and shall give to Landlord copies of any written claims, demands or actions, or notices so made.

                                       35.

                                 RIGHTS RESERVED


     Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual or disturbance of Tenant's use of possession or giving rise to any claim for set-off or abatement of rent:

     (a) Except as otherwise herein provided, to install, affix and maintain any and all signs on the interior or exterior of the Building;

     (b) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all interior or exterior lighting of the Building;

     (c) To designate, restrict and control all sources from which Tenant may obtain sign painting and lettering, food and beverages or other services on the Premises, and in general to designate, limit, restrict and control any service in or to the Building and its Tenant, provided such services as are designated by Landlord are reasonably competitive as to the rates charged thereby, and further provided that such designation, restrictions, or controls do not prohibit Tenant's operations in accordance with the terms of this Lease. No vending or dispensing machines of any kind shall be placed in or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, it is understood that Tenant shall have the right to operate beverage machines, microwave ovens, and refrigerators for the convenience of its employees and invitees;

     (d) To retain at all times, and to use in appropriate instances, keys and/or keycards, to all doors within and into the Premises. No locks or bolts shall be altered, changed or added without the prior written consent of Landlord, provided Tenant shall be entitled to access to the Premises at all times;

     (e) To decorate or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purpose to enter upon the Premises, and during the continuance of said work to temporarily close doors, entryways, and public spaces in the Building and to interrupt or temporarily suspend Building services and facilities, provided that Tenant is not prevented from access to the Premises, or are its operations materially interfered with;

     (f) To prescribe the location and style of the suite number and identification sign or lettering for the Premises occupied by Tenant;

     (g) Subject to any restrictions on Landlord's access provided elsewhere herein to enter the Premises at reasonable hours for reasonable purposes upon reasonable notice except in cases of emergency, including inspection and supplying janitorial or any other service or other service to be provided to Tenant hereunder;

     (h) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to watchmen by designation or otherwise, and to establish their right to enter or leave in accordance with the provisions of the Lease. Landlord shall not be liable except for the willful or negligent act or omission of Landlord in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the Tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety program developed by Landlord;

     (i) To control and prevent access to common areas and other non-general public areas including any loading docks, service elevators, or roof;

     (j) To have and retain a paramount title to the Premises free and clear of any act of Tenant;

     (k) To grant to anyone the exclusive right to conduct any business or render any services in the Building, which do not interfere with Tenant's use of the Premises;

     (l) To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Building, and to require all such items and furniture to be moved into and out of the Building and the Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the building.

                                       36.

                               REAL ESTATE BROKER

     Tenant represents that Tenant has dealt directly with and only with the brokers set forth in the Lease Schedule as brokers in connection with this Lease and agrees to indemnify and hold Landlord harmless from all claims or demands of any other broker or brokers for any commission alleged to be due such broker or brokers in connection with its participating in the negotiation with Tenant of this Lease.

                                       37.

                            MISCELLANEOUS PROVISIONS


     A. Time is of the essence of this Lease and each and all of its provisions.

     B. Submission of this instrument for examination or signature by Tenant does not constitute a reservation or offer or option for lease, and it is not effective as a lease or otherwise so as to incur the least inconvenience to Tenant. Tenant acknowledges and agrees with Landlord that, except as may be specifically set forth elsewhere in this Lease, neither Landlord, nor any employee of Landlord, nor other party claiming to act on Landlord's behalf, has made any representations, warranties, estimations, or promises of any kind or nature whatsoever relating to the physical condition of the Building in which the Premises are located, or the land under the Building, including by way of example only, the fitness of the Premises for Tenant's intended use or the actual dimensions of the Premises or Building; and

     C. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.

     D. This Lease shall be governed by and construed pursuant to the laws of the Jurisdiction on which the property is located.

     E. Tenant agrees to provide to Landlord, upon request, a current financial statement of Tenant certified by an authorized representative of Tenant to be true and correct, and further agrees to provide any other financial information reasonably requested by Landlord.

     F. All rights and remedies of Landlord under this Lease, or that may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its Management Agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for rent, forcible detainer, and any other legal or equitable proceedings, may be commenced and prosecuted to final judgment and execution by Landlord in its own name individually or in its name or by its agent. Tenant conclusively agrees that Landlord has full power and authority to execute this Lease and to make and perform the agreements herein contained and Tenant expressly stipulates that any rights or remedies available to Landlord either by the provision of this Lease or otherwise may be enforced by Landlord in its own name individually or in its name by agent or principal.

     G. All of the covenants and conditions of this Lease shall survive termination of the Lease.

     H. The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     I. Any and all Exhibits or Appendices attached hereto are expressly made a part of this Lease.

     J. Upon termination of the Lease or upon Tenant's abandonment of the leasehold, the Tenant shall, at its sole expense, remove any equipment which may cause contamination of the property, and shall clean up any existing contamination in compliance with all applicable local, state and federal environmental rules, regulations, statutes and laws or in accordance with orders of any governmental regulatory authority.

     K. This is a commercial lease and has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and both parties agree and represent each to the other that they have had the opportunity to obtain counsel of their own choice to represent them in the negotiation and execution of this Lease, whether or not either or both have elected to avail themselves of such opportunity. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

     L. WAIVER OF RIGHT TO TRIAL BY JURY. Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by each of parties hereto and each party acknowledges to the other that neither the other party nor any person acting on its respective behalf has made any representations to induce this waiver of trial by jury or in any way to modify or nullify its effect. The parties acknowledge that they have read and understand the meaning and ramifications of this waiver provision and have elected same of their own free will.

     M. Landlord hereby covenants that so long as Tenant is not in default under the terms and provisions of this Lease, Tenant shall be entitled to quiet enjoyment of the Premises.

     N. This Lease does not grant any rights to light or air over or about the real property of Landlord. Except to the extent specifically otherwise herein provided, Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Building, all rights to and the land and improvements below the improved floor level of the Building, to the improvements and air rights above the Building and to the improvements and air rights located outside the demising walls of the Building and to such areas within the Building required for installation of utility lines and other installations required to serve any occupants of the Building and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.

     O. In accordance with applicable codes, Landlord shall provide 4.4 parking spaces per 1,000 square feet of rentable area of the Building, which Tenant shall be entitled to use on a non-exclusive basis.

                                      38.

                                   AUTHORITY

     Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of the Tenant and constitutes the valid and binding agreement of the Tenant in accordance with the terms hereof.

                                       39.

                             SUCCESSORS AND ASSIGNS

     The covenants and conditions herein contained shall apply to and bind the respective heirs, successors, Executors, administrators, and assigns of the parties hereto. The terms "Landlord" and "Tenant" shall include the successors and assigns of either such party, whether immediate or remote.

                                       40.

                               TERMINATION OPTIONS

     So long as Tenant is not in default, Tenant shall have the right to elect to terminate the Lease effective February 28, 2005, or effective February 28, 2007, upon not less than twelve (12) months prior written notice of such election, provided that said notice shall be accompanied by a termination fee equal to SEVEN HUNDRED EIGHTY-TWO THOUSAND THREE HUNDRED THIRTY-EIGHT DOLLARS and 02/100 ($782,338.02) (for a termination effective February 28, 2005) or equal to FIVE HUNDRED SEVENTY-THREE THOUSAND FOUR HUNDRED EIGHTY-SEVEN DOLLARS and 99/100 ($573,487.99) (for a termination effective February 23, 2007).

                                       41.

                                 RENEWAL OPTIONS


     So long as Tenant is not in default, Tenant shall have two (2) options to extend the Term of this Lease for two (2), five (5) year periods upon the same terms and conditions contained herein except for rental. Said options shall be exercised in writing not less than twelve (12) months prior to the expiration of the initial term, or the first extended term as the case may be. In the event of exercise of either or both of said options, Base Rent for each extended period shall be equal to ninety-five (95%) percent of the then prevailing market rate and terms, including but not limited to escalations, commissions, tenant improvements, allowances and concessions ("PMR"). In the event Landlord and Tenant are unable to agree on PMR within thirty (30) days of Tenant's exercise of either option, each party shall select a Qualified Broker, as hereinafter defined, which Qualified Broker shall select a third Qualified Broker. The majority of such three Qualified Brokers shall determine the PMR within thirty
(30) days of the selection of the third Qualified Broker, and Tenant shall have ten (10) days from receipt of such determination in writing to withdraw its election, or to agree to lease based upon the PMR as so determined. A Qualified Broker shall be licensed broker, with not less than ten (10) years brokerage experience in the general vicinity of the Property with comparable properties. Failure to exercise the first such option shall render the second such option null and void.

                                       42.

                              RIGHT OF FIRST OFFER

     So long as Tenant is not in default, Tenant shall have a right of first offer on not less than 12,000 rentable square feet of the first floor of the Building on the following terms and conditions. At such time as Landlord has either: (a) issued its initial proposal for the leasing of such space; or (b) has prepared a space plan for such space, then Landlord shall notify Tenant of the terms and conditions under which Landlord is willing to lease such space to a third party. Tenant shall have a period of ten (10) calendar days from receipt of such notice in which to advise Landlord in writing that it elects to lease all of such space on the terms and conditions set forth in Landlord's notice for a term which shall be co-terminus with the term hereunder, but shall in no event be less than a period of five (5) years. If Tenant does not so advise Landlord in writing of its exercise of such right, Landlord shall be entitled to enter into a lease of such space to third party tenants on materially the same terms and conditions contained in the notice given to Tenant. In the event Landlord does not enter into a lease on such terms and conditions with third parties within ninety (90) days from the date of said notice, then Tenant's rights hereunder shall be deemed reinstated.


                                       43.

          CELLULAR, RADIO, MICROWAVE AND OTHER ELECTRONIC TRANSMISSION

     Tenant may use the Property for any lawful activity in connection with the provision of mobile communication, including without limitation, the transmission and the reception of radio, microwave, or other electronic communication signals on various frequencies of service. Landlord agrees to cooperate with Tenant in making applications for and obtaining all licenses, permits and any and all other necessary approvals that may be required for this aspect of Tenant's intended use of the Property, all of which shall be at Tenant's sole cost and expense. At all times during the term of the Lease, Tenant will be responsible for obtaining and maintaining any licenses or approvals that may be required from any governmental body of competent jurisdiction for this aspect of its intended use of the Property. Failure to obtain any such required licenses or approvals shall not invalidate any portion of the Lease other than those provision contained within this Section 43. If requested by Landlord, Tenant shall provide copies of all such licenses or approvals, including copies of any forms used in making application for same.

     After approval of Tenant's specific plans by Landlord, which approval shall not be unreasonably withheld or delayed, Tenant, at its sole cost and expense, shall have the right to erect, maintain and operate radio communications facilities, including radio transmitting and receiving antennas, towers, microwave dishes and supporting structures thereto (the Tenant's facilities). In connection therewith and after Landlord's approval of Tenant's specific plans and under Landlord's reasonable direction, Tenant shall have the right to prepare, maintain and alter the Property for Tenant's business operations and to install transmission lines connecting to Tenant's facilities to the Building. Tenant's installation, construction and ongoing maintenance shall be performed in a workman like manner and any damage to the Building, Premises or Property done by Tenant and Tenant's suppliers and/or subcontractors shall be reported to Landlord and shall be repaired by Tenant at its sole cost and expense. Any Tenant facilities installed hereunder shall meet all applicable city, county, state or other applicable ordinances and/or codes and shall not interfere with the reception of television, radio or other electronic signals or the operation of any equipment used on the Property by any other tenant or other occupants, or by owners or tenants of surrounding properties and/or building. Title to the Tenant facilities shall be held by Tenant at all times. Tenant facilities shall remain Tenant's personal property and are not fixtures. Tenant has the right to remove all Tenant facilities at is sole cost and expense on or before expiration of the term, provided that Tenant shall be responsible for repairing any damage to the Building or the Property resulting from said removal to the reasonable satisfaction of Landlord. Landlord agrees it will not allow other tenants to use the roof of the Building in such a manner as may interfere with Tenant's operations.

     TENANT shall at all times operate Tenant facilities in a manner that Tenant's transmission will not cause interference with television, radio or other electronic signals to Landlord, to other tenants of the Building or Property, or to owners, tenants or occupants of surrounding properties lawful and in compliance with all regulations or requirements of Federal Communications Commission or, any other governmental agency of competent jurisdiction. Tenant shall hold Landlord and Landlord's agents harmless from any and all liabilities arising out of the installation, maintenance, or operation of the Tenant facilities whether such liabilities arise (i) from interference with radio, television and other electronic reception within the Building; (ii) from interference with the business operations of Landlord's other tenants within the Building; (iii) from interference with the business operation or radio, television or other electronic reception in buildings surrounding or adjoining the Property; (iv) from tower or equipment breakage, collapse or failure; (v) or from any other cause directly or indirectly resulting from Tenant's use, maintenance, installation and/or operation of the Tenant facilities.

     IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease the day and year first above written.

                                              Landlord:

                                              DEERFIELD & WEILAND OFFICE
                                              BUILDING, L.L.C., an Illinois
                                              liability company,

                                              By: /s/ [ILLEGIBLE]
                                                 -------------------------------


                                              Tenant:

                                              ADS ALLIANCE DATA SYSTEMS, INC.,

                                              By: /s/ [ILLEGIBLE]
                                                 -------------------------------

                                    GUARANTY


     In order to induce Landlord to execute the foregoing Lease, the undersigned does hereby absolutely and unconditionally guarantee the full performance and observance of all of the covenants, conditions, and agreements provided to be performed and observed by Tenant in said Lease, including, without limitation, the prompt payment of the Base Rent and Rent Adjustments and all other amounts provided in said Lease to be paid by Tenant.

     The undersigned hereby waives notice of non-payment, non-performance or non-observance and all other notices and all proof or demands.

     Further, the undersigned expressly agrees that its obligations hereunder shall in no way be terminated, affected or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of said Tenant or by relief of the Tenant from any of the Tenant's obligations under said Lease by operation of law or otherwise, the undersigned hereby waiving all suretyship defense. The undersigned further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease whether or not the undersigned shall have received any notice of or consented to such renewal, modification or extension.

     The undersigned further agrees that its liability hereunder shall be primary, and that in any right of action which shall accrue to the Landlord under the Lease, the Landlord may, at its option, proceed against the undersigned and the Tenant, jointly or severally, may proceed against the undersigned without having commenced any action against or having obtained any judgment against the Tenant.

     It is agreed that the failure of the Landlord to insist in any one or more instances upon strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right but the same shall continue and remain in full force and effect. Receipt by the Landlord of rent or other payments with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

     No assignment or other transfer of the Lease or any interest therein by any party shall operate to extinguish or diminish the liability of the undersigned hereunder except as otherwise provided in Section 15.A of the Lease.

     To the extent that Landlord is required to remit any amount previously paid to Landlord by Tenant, including but not limited to those remitted pursuant to the order of any bankruptcy court, Guarantor shall be obligated to reimburse Landlord for the amount of such repayment.

     IN WITNESS WHEREOF, this Guaranty is executed this 30TH day of July, 1999.


                                            ALLIANCE DATA SYSTEMS CORPORATION,


                                            By: /s/ [ILLEGIBLE]
                                               ------------------------------

                                               ------------------------------

                                  APPENDIX "A"









                              Appendix A - Premises
                           24,136 Rentable Square Feet


                                  [FLOOR PLAN]





Buffalo Grove Office Building     Second Floor Plan
-------------------------------------------------------------------------------
Busch & Welland Partnership

                                  APPENDIX "B"

                        RULES AND REGULATIONS ATTACHED TO
                           AND MADE PART OF THIS LEASE


     1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may in Landlord's judgment appear unsightly from outside the premises or the Building. Landlord shall furnish and install building standard window blinds at all exterior windows.

     2. The sidewalks, passages, exits, loading docks and entrances shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The passages, exits, entrances and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Building. Neither Tenant nor any employees or invitees of any Tenant shall go upon the roof of the building.

     3. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     4. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     5. No cooking other than microwave warming shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for lodging.

     6. Tenant shall not bring upon, use or keep in the Premises or the Building any kerosene gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

     7. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     8. Upon the termination of the tenancy, Tenant shall deliver to the Landlord all keys or electronic key cards and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant. In the event of loss of any keys or electronic key cards so furnished, Tenant shall pay the Landlord therefor. Tenant shall not make or cause to be made any such keys or electronic key cards and shall order all such keys or electronic key cards solely from Landlord and shall pay Landlord for any additional such keys or electronic key cards over and above the keys furnished by Landlord at occupancy.

     9. Tenant shall not install linoleum, tile, carpet or other floor coverings so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Landlord.

     10. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

     11. Without the prior written consent of Landlord not to be unreasonably withheld or delayed, Tenant shall not use the name of the Building or any picture of the Building in connection with or in promoting or advertising the business of Tenant except Tenant may use the address of the Building as the address of its business.

     12. Tenant shall refrain from attempting to adjust any heat or air conditioning controls other than room or system thermostats installed within the Premises for Tenant's use.

     13. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to Premises closed and secured.

     14. Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

     15. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     16. Tenant shall allow no animals or pets other than guide dogs for disabled persons to be brought or to remain in the Building or any part thereof.

     17. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Building. Accordingly:

          (a) Landlord may at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Building identify themselves to watchmen or other employees designated by Landlord by registration, identification or otherwise.

          (b) Landlord may at any time, or from time to time or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, employ such other security measures as but not limited to the search of all persons, parcels, packages, etc., entering and leaving the Building, the evacuation of the Building and the denial of access of any person to the Building.

          (c) Tenant hereby assents to the exercise of the above discretion of Landlord and its agents, whether done acting under reasonable belief of cause or for drills, regardless of whether or not such action shall in fact be warranted and regardless of whether any such action is applied uniformly or as aimed at specific persons whose conduct is deemed suspicious.

          (d) The exercise of such security measures and the resulting interruption of service and cessation or loss of Tenant's business, if any, shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages or relieve Tenant from Tenant's obligations under this Lease.

          (e) Tenant agrees that it and its employees will cooperate fully with Building employees in the implementation of any and all security procedures.

     18. In the event carpeting is furnished by Landlord, Tenant will be fully responsible for and upon Landlord's request will pay for any damage to carpeting caused by lack of protective mats under desk chairs or equipment or any other abnormal puncture and wearing of carpet.

     19. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having Jurisdiction, with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinances, governmental regulations or order or direction of applicable public authority, or which may be dangerous to person or property.

     20. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate or which if brought in would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having Jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation. The foregoing prohibitions shall include but not be limited to the discharge of any toxic wastes, or other hazardous materials in violation of any law, ordinance, statute, rule or insurance regulation.

     21. If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the approval of Landlord and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a substantial amount of electrical current without the advance written consent of the Landlord and Tenant shall ascertain from the Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other Tenants of the Building, and shall not in any event connect a greater load than such safe capacity.

     22. Service requirements of Tenant will be attended to only upon application to Management Agent of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord.

     23. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of any of the rules and regulations of the building.

     24. No vending machines of any description shall be installed, maintained or operated in the Premises without the written consent of Landlord.

     25. Tenant shall not (i) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air-conditioning apparatus in or about the Premises, (ii) carry on any mechanical business in or about the Premises without the written permission of Landlord, (iii) exhibit, sell or offer for sale, use, rent or exchange in the Premises or Building any article, thing or service except those ordinarily embraced within the permitted use of the Premises specified in this Lease, (iv) use the Premises for housing, lodging or sleeping purposes, (v) permit preparation or warming of food in the Premises or permit food to be brought into the Premises for consumption therein (warming of coffee and individual lunches of employees and invitees excepted) except by express permission of Landlord, (vi) except as provided in the Lease, place any radio, television antennae, or microwave dish on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises,
(vii) operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, (viii) use any illumination or power for the operation of any equipment or device other than electricity, (ix) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere,
(x) bring or permit to be in the Building any bicycle or other vehicle, or dog (except in the company of a disabled person) or other animal or bird, (xi) make or permit any objectionable noise or odor to emanate from the Premises, (xii) disturb, solicit or canvas any occupant of the Building, (xiii) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building, or (xiv) throw or permit to be thrown or dropped any article from any window or other opening in the Building.

     26. From time to time Landlord reserves the right to amend and modify these rules and regulations in a manner not inconsistent with the terms of the Lease and further provided that any such amendment shall not restrict the use and enjoyment of the Premises as contemplated by the Lease as of the date of execution thereof, nor restrict access of the Premises, and any such amendment shall be consistent with rules and regulations for comparable buildings in the vicinity of the Property.

                                  APPENDIX "C"

     Landlord and Tenant agree as follows:

     1. Tenant agrees to cause its architect to provide plans and specifications in form and substance sufficient to allow Landlord to approve same and obtain all required governmental permits for all of the Work on or before August 15, 1999, for Landlord's review and approval in order to enable Landlord to complete prior to the Commencement Date the Premises in accordance therewith. Notwithstanding the date by which such plans and specifications are finalized or approved, Tenant's obligation to pay rent shall commence on Rent Commencement Date.

     2. All such plans and specifications shall be subject to Landlord's reasonable approval and upon approval shall constitute the "TI Plans and Specifications". Upon agreement as to such plans and specifications, Landlord agrees to cause its general contractor ("the General Contractor") to bid same, which bids shall be reviewed by the General Contractor and Tenant, who shall mutually agree on which bids to accept. Upon reaching agreement as to which bids are to be accepted, Landlord shall provide Tenant with a budget for the cost of the Work which shall be subject to Tenant's reasonable approval ("TI Budget"). The TI Budget may be amended by a change order in writing signed by Landlord and Tenant setting forth any change in the Work, any increase or decrease in cost resulting therefrom, and any change in time for performance of the Work resulting therefrom ("Change Order").

     3. Landlord agrees to provide an allowance for all tenant improvement work in an amount of EIGHT HUNDRED FORTY-FOUR THOUSAND SEVEN HUNDRED SIXTY ($844,760.00) DOLLARS, up to TWO HUNDRED FORTY-ONE THOUSAND THREE HUNDRED SIXTY ($241,360.00) DOLLARS of which may be used for Tenant's telephone, data and other cabling, and for architects' and engineers' fees. It is understood that Tenant shall pay for all Work to the extent that the cost of same exceeds the foregoing allowance, but Tenant shall not be responsible to the extent such costs exceed the amount of the TI Budget (as may be increased by Change Order), and Landlord shall pay same. To the extent any portion of the aforesaid allowance is not used, an amount, not to exceed TWO HUNDRED FORTY-ONE THOUSAND THREE HUNDRED SIXTY ($241,360.00) DOLLARS, may be applied toward a reduction in Base Rent amortized over the term of the Lease at an amortization rate of ten (10%) percent.

     4. Landlord agrees that the General Contractor shall not be entitled to any construction management fee, general contractor's fee, overhead, profit or general conditions, which exceed in the aggregate more than ten (10%) percent of the cost of the Work.

     5. The provisions of this Work Letter Agreement supplement are specifically subject to all provisions of the Lease.

                           Landlord:

                           DEERFIELD & WEILAND OFFICE
                           BUILDING, L.L.C., an Illinois
                           liability company,

                           BY: /s/ [ILLEGIBLE]
                              ------------------------------

                           Tenant:

                           ADS ALLIANCE DATA SYSTEMS, INC.


                           BY: /s/ [ILLEGIBLE]
                              ------------------------------



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